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                                 LOAN AGREEMENT

LOAN AND SECURITY AGREEMENT made and entered into as of the 2nd day of December 1996 by and between Comtelo Express Inc. (the "Lender") and TTR Inc. (the "Borrower"), a company organized under the laws of the State of Delaware;

                              W I T N E S S E T H

WHEREAS, Lender desires to make a loan to Borrower under the terms and conditions contained herein; and

NOW, THEREFORE, the parties hereto agree as follows:

1. Loan. Upon execution of this Agreement Lender hereby loans to Borrower the amount of U.S. $50,000 (all sums loaned to Company herein shall be referred to as the "Loan Amount").

The Loan Amount is to be repaid as follows:

     (i) The Loan Amount, with accrued interest, shall be payable in full upon the earlier of (i) closing of a Company IPO or (ii) 1 year from the date first written above, provided, that, Borrower shall have the privilege of prepaying the whole or any part of the monies owing hereunder at any time without notice or bonus.

     (ii) Interest will accrue, from the period commencing from the date of actual advance of the Loan Amount, until the repayment thereof in full, and both before and after maturity (whether due by scheduled maturity, by required payment, by acceleration, by demand or otherwise), at the rate of interest equal to 10% per annum (the "Interest"). The accrued Interest will be repaid at the time of repayment of part or all of the Loan Amount. Interest shall be payable net of any taxes payable under applicable law.

     (iii) The full amount of this loan with accrued Interest shall be repaid no later than December 1, 1997.

     (iv) Notwithstanding anything to the contrary contained herein, the full amount of the Loan Amount, together with accrued Interest, shall be immediately due and payable upon (i) the filing by or against Borrower of any petition for the liquidation or dissolution of its business, or (ii) the commencement by Borrower of any action to liquidate or dissolve its business, or (iii) a general assignment by Borrower for the benefit of its creditors, or (iv) Borrower's failure or inability to pay its debts as they become due.








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2. Miscellaneous. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and no provision hereof may be amended or otherwise modified without the written consent of the parties. This Agreement shall be binding upon the successors and assigns of the parties hereto. In the event that any one or more of the provisions contained herein shall be found to be invalid, illegal or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions thereof shall not be affected or impaired in any way.

IN WITNESS WHEREOF, each of the undersigned have set forth their signature as of the date first written above.


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
Comtelo Express Inc.                     TTR Inc.


per ___________________________          per ___________________________________

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